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                                                                    Exhibit 10.1

                                ETHYL CORPORATION
                           INCENTIVE STOCK OPTION PLAN

                      As Amended Through February 25, 2002

                                    Article I

                                   DEFINITIONS

1.01 Affiliate means any Subsidiary or "parent corporation" (within the meaning of Section 422A of the Code) of the Company.

1.02 Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option or SAR granted to such Participant.

1.03  Board means the Board of Directors of the Company.

1.04 Code means the Internal Revenue Code of 1986 as amended, and any successor thereto.

1.05 Committee means a committee, consisting of not less than three members of the Board, appointed by the Board to administer the Plan. No member of the Committee shall be eligible to participate in the Plan.

1.06  Common Stock means the common stock of the Company.

1.07  Company means Ethyl Corporation.

1.08 Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such day or, if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Committee may select. If shares of Common Stock are not then traded on the New York Stock Exchange, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

1.09 Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.10 Participant means an employee of the Company or of a Subsidiary, including an employee who is a member of the Board, who satisfies the requirements of
Article IV and is selected by the Committee to receive an Option.

1.11  Plan means the Ethyl Corporation Incentive Stock Option Plan.

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1.12  SAR means a stock appreciation right (which may be granted only in conjunction with an Option) that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the lesser of (a) the excess of the Fair Market Value at the time of exercise over the option price of the related Option or (b) the Fair Market Value on the date of grant. Such payment shall be made in Common Stock or in cash and Common Stock as determined by the Committee in accordance with Section 8.03.

1.13 Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations in the chain (other than the last corporation) owns stock possessing at least 50 percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   Article II

                                    PURPOSES

      This Plan is intended to assist the Company in recruiting and retaining key employees with ability and initiative by enabling employees who contribute significantly to the Company to participate in its future success and to associate their interests with those of the Company. It is further intended that Options granted under this Plan (unless otherwise designated by their terms) shall constitute "incentive stock options" within the meaning of Section 422A of the Code. No Option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                  Article III

                                 ADMINISTRATION

      This Plan shall be administered by the Committee. The Committee shall have authority to grant Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised; provided, however, that such acceleration shall not affect the applicability of Section 7.04 (relating to the order in which incentive stock options and related SARs may be exercised) or Section 4.02 (relating to the maximum number of shares for which an incentive Option or related SAR may first become exercisable in any calendar year). In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken,

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by the Committee in or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, or SAR. All expenses of administering this Plan shall be borne by the Company.

                                   Article IV

                                   ELIGIBILITY

4.01 General. Any employee of the Company or of any Subsidiary (including any corporation that becomes a Subsidiary after the adoption of this Plan) who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company or a Subsidiary may be granted one or more Options and SARs. Directors of the Company who are employees and are not members of the Committee are eligible to participate in this Plan.

4.02 Grants. The Committee will designate employees to whom Options and SARs are to be granted and will specify the number of shares of Common Stock subject to each grant. An Option may be granted with or without a related SAR. An SAR may be granted only in conjunction with an Option and for a number of shares not exceeding the number of shares subject to the related Option. All Options and SARs granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may adopt.

      With respect to Option grants prior to January 1, 1987, no Participant may be granted incentive stock options (under all incentive stock option plans of the Company and Affiliates) in any calendar year for stock having an aggregate fair market value (determined as of the date an Option is granted) exceeding $100,000 plus any unused limit carryover (as defined in Subsection 422A(c)(4) of the Code) to such year. With respect to Options granted after December 31, 1986, no Participant may be granted incentive stock options (under all incentive stock option plans of the Company and Affiliates) which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date an Option is granted) exceeding $100,000. The preceding annual limitations shall not apply with respect to Options that are not incentive stock options.

      After April 28, 1994, no Participant may be granted Options and SARs in any calendar year for more than 200,000 shares of Common Stock. For purposes of this limitation, an Option and related SAR are treated as a single award.

                                   Article V

                        STOCK SUBJECT TO OPTIONS OR SARS

      Upon the exercise of any Option or SAR, the Company may deliver to the Participant authorized but unissued stock, treasury stock, or any combination thereof. The maximum aggregate number of shares of Common Stock that may be issued

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pursuant to Options and SARs granted under this Plan is 11,900,000, subject to adjustment as provided by Article IX. If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related SAR, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other SARs to be granted under this Plan.

                                   Article VI

                                  OPTION PRICE

      The price per share for Common Stock purchased on the exercise of any Option granted under this Plan shall be not less than the Fair Market Value on the date the Option is granted.

                                  Article VII

                          EXERCISE OF OPTIONS AND SARS

7.01 Maximum Option or SAR Period. No Option or related SAR shall be exercisable after the expiration of 10 years from the date the Option was granted. The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

7.02 Nontransferability. Any Option or SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and related SAR must be transferred to the same person(s). During the lifetime of the Participant to whom the Option is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.03 Employee Status. For purposes of determining the applicability of Section 422A of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

7.04 Nonexercisability While Previously Granted Option Outstanding. No Option which is an incentive stock option or related SAR and which was granted before January 1, 1987, shall be exercisable by a Participant while that Participant has outstanding (within the meaning of Subsection 422A(c)(7) of the Code) any Option which was granted before the Option was granted and that is an incentive stock option to

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purchase stock in the Company, in a corporation that (at the time the Option was granted) is an Affiliate, or in a predecessor of any of such corporation.

                                  Article VIII

                               METHOD OF EXERCISE

8.01 Exercise. Subject to the provisions of Articles VII and X, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that an SAR may be exercised only to the extent the related Option is exercisable and when the Fair Market Value exceeds the option price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. Such partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan with respect to the remaining shares subject to the Option or related to the SAR. The exercise of either an Option or SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or SAR is exercised.

8.02 Payment. Unless otherwise provided by the Agreement or permitted by the Committee, payment of the Option price shall be made in cash or such cash equivalent as shall be acceptable to the Committee. If the Agreement provides or the Committee permits, payment of all or a part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the shares surrendered must have a fair market value (determined by the Committee using any reasonable method in good faith) that is not less than such price or part thereof.

8.03 Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR. If the Agreement provides or the Committee so determines, up to one-half of the amount payable as a result of the exercise of an SAR may be settled by the payment of cash and the remainder by the issuance of Common Stock having an aggregate Fair Market Value equal thereto. In the absence of such provision or determination, a Participant exercising an SAR shall be entitled to receive Common Stock equal in aggregate Fair Market Value to the amount payable as a result of the exercise of an SAR.

8.04 Shareholder Rights. No Participant shall, as a result of receiving any Option or SAR, have any rights as a shareholder until the date he exercises such Option or SAR.

                                   Article IX

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

      Should the Company affect one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization, then the maximum number of shares as to which Options and SARs may be granted under this

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Plan shall be proportionately adjusted and the terms of Options and SARs shall be adjusted as the Committee shall determine to be equitably required. Any determination made under this Article IX by the Committee shall be final and conclusive.

       The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, Options or SARs.

                                   Article X

              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

       No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

                                   Article XI

                               GENERAL PROVISIONS

11.01 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or in any way affect any right and power of the Company or a Subsidiary to terminate the employment of any employee at any time with or without assigning a reason therefor.

11.02 Unfunded Plan. This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations which may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

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11.03  Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                   Article XII

                                    AMENDMENT

       The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares that may be issued pursuant to Options and SARs, (ii) the amendment reduces the option price, or (iii) the amendment changes the class of employees eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option or SAR outstanding at the time such amendment is made.

                                  Article XIII

                                DURATION OF PLAN

       No Option or SAR may be granted under this Plan after March 2, 2004. Options and SARs granted before that date shall remain valid in accordance with their terms.

                                  Article XIV

                             EFFECTIVE DATE OF PLAN

       Options and SARs may be granted under this Plan upon its adoption by the Board, provided that no Option or SAR will be effective unless this Plan is approved (at a duly held shareholders' meeting) by shareholders holding a majority of the Company's outstanding voting stock within twelve months of such adoption.

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